UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2006

AEGIS ASSESSMENTS, INC.

(Exact name of small business issuer as specified in its charter)

Commission file number 000-50213

Delaware	72-1525702
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

7975 N. Hayden Road, Suite D363, Scottsdale, AZ 85258

(Address of principal executive offices)

480.778.9140

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 8, 2006 the company was notified that Joseph Grillo has resigned as a director.  Mr. Grillo was a director of the company for over three years and has informed the company that he would accept a position on the company’s advisory board so that he may continue to assist the company as his time and schedule allow.

ITEM 5.03    Change in Fiscal Year

The company previously announced that it had determined to change the fiscal year from that used in its most recent filing with the Commission from year-end July 31 to year-end June 30. On September 16, 2004, the company’s Board of Directors authorized the company’s senior management to determine the effective date of the change. Management previously announced that the effective date of the change was to be December 31, 2005, but has now determined that the effective date of the change shall be at the new year end, June 30, 2006.  The report covering the transition period shall be filed on a Form 10-KSB.

ITEM 9.01 Exhibits

Exhibit 17   Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 2006

Aegis Assessments, Inc.

/s/ Richard Reincke
Richard Reincke
Secretary and President